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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



 We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-48545) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420, 33-8658 and 2-99919) and the
related Prospectuses of The Allen Group Inc. of (a) our report dated February 16, 1996 on our audits of the consolidated financial statements of The Allen Group Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, 1993, which report has been incorporated by reference in this Annual Report on Form 10-K from the 1995 Annual Report to Stockholders of The Allen Group Inc. (a copy of which is filed as Exhibit 13 to this Report) and appears on page 30 therein, and (b) our report dated February 16, 1996 on our audits of the financial statement schedule for the years ended December 31, 1995, 1994 and 1993 of The Allen Group Inc., which report appears on page 14 in this Annual Report on Form 10-K. We also consent to the references to our firm in the above-mentioned Prospectuses under the caption "EXPERTS".





                                                 COOPERS & LYBRAND L.L.P.




Cleveland, Ohio
March 29, 1996